                                                                    EXHIBIT 1(c)


                              GOLDMAN SACHS TRUST

                              AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST


     WHEREAS, pursuant to an Agreement and Declaration of Trust dated September 24, 1987, the Trustees established a trust for the investment and reinvestment of funds contributed thereto;

     WHEREAS, the Trust is authorized to issue its Shares of beneficial interest in separate Series, all as hereinafter provided;

     WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts business trust in accordance with the provisions hereinafter set forth;

     WHEREAS, the Trustees hereby declare that they will hold all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of Shares of beneficial interest in this Trust as hereinafter set forth; and

     WHEREAS, the Trustees desire this 5th day of December, 1991 to amend and restate said Agreement and Declaration of Trust in its entirety, as hereinafter provided.

     NOW, THEREFORE, the undersigned, being authorized to do so, hereby amends and restates the Agreement and Declaration of Trust in its entirety, as follows:

                                   ARTICLE I

                              NAME AND DEFINITIONS

     Section 1.1 Name. This Trust shall be known as Goldman Sachs Trust and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

     Section 1.2 Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

     (a) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time.

     (b) "Class" means any division of Shares within a Series, which Class is or has been established within such Series in accordance with the provisions of
Article IV.  The five initial Classes of Shares established and designated in
Section 4.2 hereof are: the "Retail Class;" the "CDSC Class;" the "Institutional Class;" the "Administration Class;" and the "Service Class";

     (c) The terms "Commission" and "Principal Underwriter" shall have the meanings given them in the 1940 Act;

     (d) "Declaration of Trust" shall mean this Agreement and Declaration of Trust as amended or restated from time to time. Reference in this Declaration of Trust to "Declaration," "hereof," "herein," and "hereunder" shall be deemed to refer to this Declaration and any amendments or restatements rather than exclusively to the Article or Section in which the words appear;

     (e) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

     (f) "Series," individually or collectively, means the separate Series of the Trust as have been and may be established and designated from time to time by the Trustees in accordance with Article IV. Unless the context otherwise requires, the term "Series" shall include Classes into which Shares of the Trust, or of a Series, may be divided from time to time;

     (g) "Shares" refer to the transferable shares of interest into which the beneficial interest in the Trust or any Series or Class thereof of the Trust (as the context may require) shall be divided from time to time and includes fractions of Shares as well as whole Shares. "Outstanding" Shares means those Shares shown from time to time on the books of the Trust or its transfer agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust;

     (h) "Shareholder" means a record owner of Shares;

     (i) The "Trust" refers to the Massachusetts business trust established by this Agreement and Declaration of Trust, as amended from time to time, inclusive of each and every Series and Class thereof established hereunder; and

     (j) "Trustees" refers to the Trustees of the Trust now serving or elected in accordance with Article III.

                                   ARTICLE II

                                PURPOSE OF TRUST

     The purpose of the Trust is to operate as an investment company and to offer Shareholders of the Trust one or more investment programs.

                                  ARTICLE III

                                  THE TRUSTEES

     Section 3.1 Number, Designation, Election, Term, etc.

     (a) Number. The Trustees serving as such, whether now serving or hereafter becoming a Trustee, may increase or decrease (to a number not less than three) the number of Trustees to a number other than the number theretofore determined. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to subsection (d) of this Section 3.1.

     (b) Term. Each Trustee, whether now serving or hereafter becoming a Trustee, shall serve as a Trustee of the Trust during the lifetime of this Trust and until its termination as hereinafter provided or until the next meeting of Shareholders, if any, called for the purpose of considering the election or re-election of such Trustee or of a successor to such Trustee, and until the election and qualification of his successor, if any, elected at such meeting, or until such Trustee sooner dies, resigns, retires or is removed.

     (c) Resignation and Retirement. Any Trustee may resign his trust or retire as a Trustee, by written instrument signed by him and delivered to the other Trustees or to any officer of the Trust, and such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument.

     (d) Removal.  Any Trustee may be removed with or without cause at any time:
(i) by written instrument, signed by at least two-thirds of the number of Trustees in office immediately prior to such removal, specifying the date upon which such removal shall become effective; or (ii) by vote of the Shareholders holding not less than two-thirds of the Shares then outstanding, cast in person or by proxy at any meeting called for the purpose. In connection with clause
(ii), the Trustees shall promptly call a meeting of Shareholders for the purpose of voting upon the question of removal of any such Trustee or Trustees when requested in writing to do so by the holders of record of not less than ten (10) percent of the Outstanding Shares entitled to vote.

     (e) Vacancies.  Except as provided in the 1940 Act (including particularly
Section 16(a) thereof), any vacancy or anticipated vacancy resulting from any reason including without limitation the death, resignation, retirement, removal or incapacity of any of the Trustees, or resulting from an increase in the number of Trustees by the other Trustees may (but so long as there are at least three remaining Trustees, need not unless required by the 1940 Act) be filled either (i) by a majority of the remaining Trustees through the appointment in writing of such other person as such remaining Trustees in their discretion shall determine or (ii) by election by the Shareholders, at a meeting called for the purpose, of a person to fill such vacancy. Such appointment or election shall be effective upon the written acceptance of the person named therein to serve as a Trustee and agreement by such person to be bound by the provisions of this Declaration of Trust, except that any such appointment or election in anticipation of a vacancy to occur by reason of retirement, resignation, or increase in number of Trustees to be effective at a later date shall become effective only at or after the effective date of said retirement, resignation, or increase in number of Trustees. As soon as any Trustee so appointed or elected shall have accepted such appointment or election and shall have agreed in writing to be bound by this Declaration of Trust and the appointment or election is effective, the Trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance.

     (f) Mandatory Election by Shareholders. Notwithstanding the foregoing provisions of this Section 3.1, the Trustees shall call a meeting of the Shareholders for the election of one or more Trustees at such time or times as may be required in order that the provisions of the 1940 Act (including Section 16(a) thereof) may be complied with, and the authority hereinabove provided for the Trustees to appoint any successor Trustee or Trustees shall be restricted if such appointment would result in failure of the Trust to comply with any provision of the 1940 Act.

     (g) Effect of Death, Resignation, etc. The death, resignation, retirement, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul or terminate the Trust or to revoke or terminate any existing agency or contract created or entered into pursuant to the terms of this Declaration of Trust.

     (h) No Accounting. Except to the extent required by the 1940 Act or under circumstances which would justify his removal for cause, no person ceasing to be a Trustee as a result of his death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

     Section 3.2 Powers of Trustees. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility and the purpose of the Trust. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business and affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; they may from time to time in accordance with the provisions of Section 4.1 hereof establish separate Series (each such series to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purposes) or separate classes thereof; they may as they consider appropriate elect and remove officers and appoint and terminate agents and consultants and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including without implied limitation an executive committee, which may, when the Trustees are not in session and subject to the 1940 Act, exercise some or all of the power and authority of the Trustees as the Trustees may determine; in accordance with Section 3.4 they may employ one or more Advisers, Administrators, Depositories and Custodians and may authorize any Depository or Custodian to employ subcustodians or agents and to deposit all or any part of such assets in a system or systems for the central handling of securities and debt instruments or the recording of ownership of securities in book entry form, retain transfer, dividend, accounting or Shareholder servicing agents or any of the foregoing, provide for the distribution of Shares by the Trust, through one or more distributors, principal underwriters or otherwise, set record dates or times for the determination of Shareholders or various of them with respect to various matters; they may compensate or provide for the compensation of the Trustees, officers, advisers, administrators, custodians, other agents, consultants and employees of the Trust or the Trustees on such terms as they deem appropriate; and in general they may delegate to any officer of the Trust, to any committee of the Trustees and to any employee, adviser, administrator, distributor, depository, custodian, transfer and dividend disbursing agent, or any other agent or consultant of the Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including without implied limitation the power and authority to act in the name of the Trust and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees.

     Without limiting the foregoing and to the extent not inconsistent with the 1940 Act or other applicable law, the Trustees shall have power and authority for and on behalf of the Trust and each Series established hereunder:

     (a) Investments. To invest and reinvest cash and other property, and to hold cash or other property uninvested without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees;

     (b) Disposition of Assets. To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

     (c) Ownership Powers. To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities, debt instruments or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities, debt instruments or property as the Trustees shall deem proper;

     (d) Subscription. To exercise powers and rights of subscription or otherwise which in any manner, arise out of ownership of securities or debt instruments;

     (e) Form of Holding. To hold any security, debt instrument or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or of any Series in the name of a custodian, subcustodian or other depositary or a nominee or nominees or otherwise;

     (f) Reorganization, etc. To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or debt instrument of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security or debt instrument held in the Trust;

     (g) Voting Trusts, etc. To join with other holders of any securities or debt instruments in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security or debt instrument with, or transfer any security or debt instrument to any such committee, depositary or Trustee, and to delegate to them such power and authority with relation to any security or debt instrument (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or Trustee as the Trustees shall deem proper;

     (h) Compromise. To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any Series or any matter in controversy, including but not limited to claims for taxes;

     (i) Partnerships, etc. To enter into joint ventures, general or limited partnerships and any other combinations or associations;

     (j) Borrowing and Security. To borrow funds and to mortgage and pledge the assets of the Trust or any part thereof to secure obligations arising in connection with such borrowing;

     (k) Guarantees, etc. To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all such obligations;

     (l) Insurance. To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, consultants, investment advisers, managers, administrators, distributors, principal underwriters, or independent contractors, or any thereof (or any person connected therewith), of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

     (m) Pensions, etc. To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trust and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

     (n) Distribution Plans. To adopt on behalf of the Trust, a Series or a Class thereof a Plan of Distribution and related agreements thereto pursuant to the terms of Rule 12b-1 under the 1940 Act (a "Rule 12b-1 Plan") and to make payments from Trust assets pursuant to said Rule 12b-1 Plan; and

     (o) Administration and Service Plans. To adopt on behalf of the Trust, any Series or Class thereof (i) a plan to assist Shareholders of record in the administration of the accounts of their customers who are beneficial owners of such Shares (an "Administration Plan") and related agreements, and to make payments pursuant to said Administration Plan and/or (ii) a plan to assist Shareholders of record in providing support services to their customers who are beneficial owners of such Shares (a "Service Plan") and related agreements, and to make payments pursuant to said Service Plan. Any Administration Plan or Service Plan and agreements related thereto ("Service Agreements") may be so adopted pursuant to the terms of Rule 12b-1 or any other applicable rule under the 1940 Act.

     Section 3.3 Manner of Acting. Except as otherwise provided by the 1940 Act or other applicable law, this Declaration of Trust or the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum, consisting of at least a majority of the Trustees then in office, being present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Trustees then in office.

     Section 3.4 Certain Contracts. Subject to compliance with the provisions of the 1940 Act, but notwithstanding any limitation of present and future law or custom in regard to delegation of powers by Trustees generally, the Trustees may, at any time and from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, other type of organizations, or individuals, ("Contracting Party") to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or of the Trust, any one or more Series and/or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below as the Trustees may determine appropriate:

     (a) Advisory. Subject to the general supervision of the Trustees and in conformity with the stated policy of the Trustees with respect to the investments of the Trust or of the assets belonging to any Series of the Trust (as that phrase is used in subsection (a) of Section 4.2), to manage such investments and assets, make investment decisions with respect thereto, and to place purchase and sale orders for portfolio transactions relating to such investments and assets;

     (b) Administration. Subject to the general supervision of the Trustees and in their sole discretion, to enter into an administration contract or, if the Trustees establish multiple Series, separate administration contracts with respect to each Series, whereby the other party to such contract shall undertake to manage the business affairs of the Trust or of a Series of the Trust and furnish the Trust or a Series thereof office facilities, and shall be responsible for the ordinary clerical, bookkeeping and recordkeeping services at such office facilities, and other facilities and services, if any, and all upon such terms and conditions as the Trustees may in their discretion determine;

     (c) Service. The Trustees may in their discretion from time to time enter into Service Agreements with respect to one or more Series or Classes of Shares whereby the other parties to such Service Agreements will provide administration and/or support services pursuant to Administration Plans and Service Plans, and all upon such terms and conditions as the Trustees in their discretion may determine;

     (d) Distribution. To distribute the Shares of the Trust or of any Series or Class thereof, to be Principal Underwriter of such Shares, and/or to act as agent of the Trust, each Series and Classes thereof in the sale of Shares and the acceptance or rejection of orders for the purchase of Shares, and to provide distribution services and support services pursuant to any Rule 12b-1 Plans, Administration Plans and Service Plans, respectively;

     (e) Custodian and Depository. To act as depository for and to maintain custody of the property of the Trust and each Series and accounting records in connection therewith;

     (f) Transfer and Dividend Disbursing Agency. To maintain records of the ownership of Outstanding Shares, the issuance and redemption and the transfer thereof, and to disburse any dividends declared by the Trustees and in accordance with the policies of the Trustees and/or the instructions of any particular Shareholder to reinvest any such dividends;

     (g) Shareholder Servicing. To provide service with respect to the relationship of the Trust and its Shareholders, records with respect to Shareholders and their Shares, and similar matters; and

     (h) Accounting. To handle all or any part of the accounting responsibilities, whether with respect to the Trust's properties, Shareholders or otherwise.

The same person may be the Contracting Party for some or all of the services, duties and responsibilities to, for and of the Trust and/or the Trustees, and the contracts with respect thereto may contain such terms interpretive of or in addition to the delineation of the services, duties and responsibilities provided for, including provisions that are not inconsistent with the 1940 Act relating to the standard of duty of and the rights to indemnification of the Contracting Party and others, as the Trustees may determine. Nothing herein shall preclude, prevent or limit the Trust or a Contracting Party from entering into sub-contractual arrangements relating to any of the matters referred to in Sections 3.4(a) through (h) hereof.

     The fact that:

     (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any Contracting Party, or of or for any parent or affiliate of any Contracting Party or that the Contracting Party or any parent or affiliate thereof is a Shareholder or has an interest in the Trust or any Series, or that

     (ii) any Contracting Party may have a contract providing for the rendering of any similar services to one or more other corporations, trusts, associations, partnerships, limited partnerships or other organizations, or has other business or interests, shall not affect the validity of any contract for the performance and assumption of services, duties and responsibilities to, for or of the Trust, any Series or Class and/or the Trustees or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust, any Series or Class or its Shareholders, provided that in the case of any relationship or interest referred to in the preceding clause (i) on the part of any Trustee or officer of the Trust either (x) the material facts as to such relationship or interest have been disclosed to or are known by the Trustees not having any such relationship or interest and the contract involved is approved in good faith by a majority of such Trustees not having any such relationship or interest (even though such unrelated or disinterested Trustees are less than a quorum of all of the Trustees), (y) the material facts as to such relationship or interest and as to the contract have been disclosed to or are known by the Shareholders entitled to vote thereon and the contract involved is specifically approved in good faith by vote of the Shareholders or (z) the specific contract involved is fair to the Trust as of the time it is authorized, approved or ratified by the Trustees or by the Shareholders.

     Section 3.5 Payment of Trust Expenses and Compensation of Trustees. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust or any Series or Class thereof, or partly out of principal and partly out of income, and to charge or allocate the same to, between or among with one or more of the Series or Classes thereof that may be established and designated pursuant to Article IV, as the Trustees deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or any Series or Class thereof, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser, administrator, distributor, principal underwriter, auditor, counsel, depository, custodian, transfer agent, dividend disbursing agent, accounting agent, Shareholder servicing agent, and such other agents, consultants, and independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur. Allocation of expenses among separate Series or among separate Classes within any Series shall be made in an equitable and nondiscriminatory manner, with each Class bearing only expenses relating to its Shares and an allocable share of Series expenses in accordance with such policies as may be established by the Trustees from time to time and as are not inconsistent with the provisions of this Declaration of Trust or of any applicable document filed by the Trust with the Commission under the 1940 Act or with the Internal Revenue Service under the Internal Revenue Code of 1986, as amended. Without limiting the generality of any other provision hereof, the Trustees shall be entitled to reasonable compensation from the Trust for their services as Trustees and may fix the amount of such compensation.

     Section 3.5 Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trustees.


                                   ARTICLE IV

                                     SHARES

     Section 4.1 Description of Shares. The beneficial interest in the Trust shall be divided into transferable Shares, all with $.001 par value, and the Trustees shall have the authority from time to time to establish and designate one or more Series of Shares and one or more Classes thereof as they deem necessary or desirable. The Trustees shall have exclusive power without the requirement of Shareholder approval to establish and designate such Series and Classes thereof, and to fix and determine the relative rights and preferences as between the different Series or Classes of Shares as to right of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the several Series or Classes thereof shall have separate voting rights or no voting rights. Except as aforesaid, as otherwise provided herein, or as provided in an instrument of the Trustees properly establishing and designating a Series or Classes, all Shares of the different Series or Classes thereof shall be identical.

     The number of authorized Shares and the number of Shares of each Series or Class thereof that may be issued is unlimited, and the Trustees may issue Shares of any Series or Class for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and nonassessable (but may be subject to mandatory contribution back to the Trust as provided in subsection (h) of Section 4.2). The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or Class into one or more Series or Classes that may be established and designated from time to time. The Trustees may hold as treasury Shares (of the same or some other Series or Class), reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series or Classes reacquired by the Trust.

     The Trustees may from time to time close the transfer books or establish record dates and times for the purposes of determining the holders of Shares entitled to be treated as such, to the extent provided or referred to in Section 5.3.

     The establishment and designation of any Series or Classes of Shares in addition to the Series and Classes established and designated in Section 4.2 shall be effective (i) upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, if any, and preferences of such Series or Class, (ii) upon the execution of such an instrument in writing by an officer of the Trust pursuant to the vote of a majority of the Trustees, or (iii) as otherwise provided in such instrument. At any time that there are no Outstanding Shares of any particular Series or Class previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish or amend that Series or Class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration of Trust.

     Any Trustee, officer or other agent of the Trust, and any organization in which any such person is interested may acquire, own, hold and dispose of Shares of any Series or Class of the Trust to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares of any Series or Class from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Series or Classes generally.

     Section 4.2 Series or Class Designation. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees hereby confirm that the Trustees have heretofore established and designated, and there are presently outstanding, Shares of the following three Series: "GS Adjustable Rate Government Agency Fund;" "GS Global Income Fund;" and "GS Short-Term Government Agency Fund" (collectively herein the "Existing Series"). Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Classes, there are hereby established and designated five distinct Classes of Shares of each of the Existing Series: the "Retail Class;" the "CDSC Class;" the "Institutional Class;" the "Administration Class;" and the "Service Class." Each Outstanding Share of GS Adjustable Rate Government Agency Fund and GS Short-Term Government Agency Fund shall be of the Institutional Class and each Outstanding Share of GS Global Income Fund shall be of the Retail Class, unless the Trustees, with the consent of the Shareholder (which consent shall be evidenced by the Shareholder's subscription for Shares of a specified Class or by any other action prescribed by the Trustees), determines that such Share is or shall be of some other Class. The Shares of the aforesaid Series or Classes and of any further Series and Classes that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series or Class at the time of establishing and designating the same) have the following relative rights and preferences:

     (a) Assets Belonging to Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series and shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of that Series, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to that Series as provided in the following sentence, are herein referred to as "assets belonging to" that Series in the event that there are any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series (collectively "General Items"), the Trustees shall allocate such General Items to and among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to a particular Series shall belong to that Series, each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

     (b) Liabilities Belonging to Series and Classes. Except as set forth below with regard to any Class of any Series, the assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable.

     Notwithstanding the provisions of the preceding paragraph, Shares of any particular Class shall bear (i) any expenses of payments under any agreements entered into on behalf of such Shares of such Class and (ii) any other expenses that the Trustees in their sole discretion may allocate to such Class. Expenses described in the preceding sentence are sometimes referred to herein as "Special Class Expenses."

     The liabilities, expenses, costs, charges and reserves allocated and so charged to a Series or Class are herein referred to as "liabilities belonging to" that Series or Class. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series and of all Classes.

     Any creditor of any Series may look only to the assets belonging to that Series to satisfy such creditor's claim.

     The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

     (c) Dividends. Dividends and distributions on Shares of a particular Series may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Series or the Classes thereof, from such of the income and capital gains, accrued or realized, (which shall be allocated among Shares of all Classes of the Series on a pro rata basis) from the assets belonging to that Series as the Trustees may determine after providing for actual and accrued liabilities belonging to that Series and/or to any Class thereof (including without limitation the allocation to a Class of Special Class Expenses relating to that Class). All dividends and distributions on Shares of a particular Class of a Series shall be distributed pro rata to the holders of that Class of that Series in proportion to the number of Shares of that Class of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure. Such dividends and distributions may be made in cash or Shares of the same Class or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with subsection (h) of Section 4.2.

     Subject to the authority of the Trustees otherwise to determine if they believe that it is in the interest of the Trust at any time or times, it is expected that each Series will qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder. Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Trust, the Trustees shall have the power, in their sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Trustees, to enable the Trust and each particular Series to qualify as a regulated investment company and to avoid liability of the Trust and of that Series for Federal income or excise tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Trustees to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Trust or of any Series for such taxes.

     (d) Liquidation. In the event of the liquidation or termination of the Trust or of any Series or Class thereof as provided in Section 7.1, the Shareholders of each affected Series and each Class thereof shall be entitled to receive, when and as declared by the Trustees, the excess of the assets belonging to that Series over the liabilities belonging to that Series or Class thereof (including without limitation liability for any Special Class Expenses, which shall be allocated as provided in Subsection (b) above). The assets so distributable to the Shareholders of any particular Class of a particular Series shall be distributed among such Shareholders in proportion to the number of Shares of that Class of that Series held by them and recorded on the books of the Trust. The liquidation of any particular Class or Series may be authorized in the manner set forth in Section 7.1.

     (e) Voting. On each matter submitted to a vote of the Shareholders, each Shareholder shall be entitled to one vote for each such Share standing in his name on the books of the Trust irrespective of the Series or Class thereof and all Shares of all Series and Classes shall vote as a single class ("Single Class Voting"); provided, however, that (a) as to any matter with respect to which a separate vote of any Series or Class is required by the 1940 Act or is required by the Rule 12b-1 Plan or Service Plan applicable to such Class, such requirements as to a separate vote by that Series or Class shall apply in lieu of Single Class Voting as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more Series or Class, then, subject to (c) below, the Shares of all other Series or Classes shall vote as a single class; and (c) as to any matter which does not affect the interest of a particular Series or Class only the holders of Shares of the one or more affected Series or Classes shall be entitled to vote; and (d) the provisions of the following paragraph shall apply.

     On any matter that pertains to any particular Class of a particular Series or to any Special Class Expenses with respect to any Series which matter may be submitted to a vote of Shareholders, only Shares of the affected Class, as the case may be, of that Series shall be entitled to vote except that: (i) to the extent said matter affects Shares of another Class or Series, such other Shares shall also be entitled to vote, and in such cases Shares of the affected Class, as the case may be, of such Series shall be voted in the aggregate together with such other Shares; and (ii) to the extent that said matter does not affect Shares of a particular Class of such Series, said Shares shall not be entitled to vote (except where otherwise required by law or permitted by the Trustees acting in their sole discretion) even though the matter is submitted to a vote of the Shareholders of any other Class or Series.

     (f) Redemption by Shareholder. Each Shareholder of a particular Class of a particular Series shall have the right, at such times as may be permitted by the Trustees, but no less frequently than once each week, to require the Trust to redeem all or any part of his Shares of that Class of that Series at a redemption price equal to the net asset value per Share of that Class of that Series next determined in accordance with subsection (h) of this Section 4.2 after the Shares are properly tendered for redemption. Payment of the redemption price shall be in cash; provided, however that if the Trustees determine, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Trust may, subject to the requirements of the 1940 Act, make payment wholly or partly in securities or other assets belonging to the Series of which Shares being redeemed are part at the value of such securities or assets used in such determination of net asset value.

     Notwithstanding the foregoing, the Trustees may withhold from such redemption proceeds any amount arising (i) from a liability of the redeeming Shareholder to the Trust or (ii) in connection with any Federal or state tax withholding requirements. The Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of any Series to require the Trust to redeem Shares of that Series during any period or at any time when and to the extent permissible under the 1940 Act.

     (g) Redemption by Trust. Each Share of each Class of each Series that has been established and designated is subject to redemption by the Trust at the redemption price which would be applicable if such Share was then being redeemed by the Shareholder pursuant to subsection (f) of this Section 4.2 at any time if the Trustees determine in their sole discretion and by majority vote that failure to so redeem may have material adverse consequences to the Shareholders of that Class or that Series, and upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price. In addition, the Trustees, in their sole discretion, may cause the Trust to redeem all of the Shares of one or more Series held by any Shareholder if the value of such Shares held by such Shareholder is less than the minimum amount established from time to time by the Trustees.

     (h) Net Asset Value. The net asset value per Share of any Series (or Class thereof) shall be the quotient obtained by dividing the value of the net assets of that Series (being the value of the assets belonging to that Series less the liabilities belonging to that Series, including without limitation in the case of any Share of a Class, any Special Class Expenses allocable to that Share), by the total number of Shares of that Series or Class outstanding, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time.

     The Trustees may determine to maintain the net asset value per Share of any Series or Class at a designated constant amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that Series or Class as dividends payable in additional Shares of that Series or Class at the designated constant amount and for the handling of any losses attributable to that Series or Class. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the capital of the Trust attributable to that Series his pro rata portion of the total number of Shares required to be cancelled in order to permit the net asset value per Share of that Series or Class to be maintained, after reflecting such loss, at the designated constant amount.

Each Shareholder of the Trust shall be deemed to have agreed, by his investment in the Trust, to make the contribution referred to in the preceding sentence in the event of any such loss.

     (i) Transfer. Unless the Trustees otherwise provide, all Shares of each particular Series shall be transferable, but transfers of Shares of a particular Series will be recorded on the Share transfer records of the Trust applicable to that Series only at such times as Shareholders shall have the right to require the Trust to redeem Shares of that Series and at such other times as may be permitted by the Trustees.

     (j) Equality. All Shares of each particular Class of each particular Series that has been established and designated shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to that particular Class of that particular Series), and each Share of any particular Class of a particular Series shall be equal to each other Share of that particular Class of that particular Series; but the provisions of this sentence shall not restrict any distinctions permissible under subsection (c) of this Section 4.2 that may exist with respect to dividends and distributions on Shares of the same Series or Class thereof. The Trustees may from time to time divide or combine the Shares of any particular Series into a greater or lesser number of Shares of that Series without thereby changing the proportionate beneficial interest in the assets belonging to that Series or in any way affecting the rights of Shares of other Series.

     (k) Fractions. Any fractional Share of any Class of any Series, if any such fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share of that Class of that Series, including with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust or of that Series.

     (l) Conversion Rights. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that Shareholders of any Series or Class shall have the right to convert such Shares into Shares of one or more other Series or Classes, respectively, in accordance with such requirements, procedures and conditions (including as to the transfer of assets equivalent to the net asset value of the Shares so converted among the applicable Series) as may be established by the Trustees.

     Section 4.3 Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series and each separate Class thereof that has been established and designated. No certificates certifying the ownership of Shares need be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares of each Series held from time to time by each such Shareholder.

     Section 4.4 Investments in the Trust. The Trustees may accept investments in the Trust and each Series from such persons and on such terms and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize. The Trustees may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares whether or not conforming to such authorized terms.

     Section 4.5 No Preemptive Rights. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

     Section 4.6 Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust or any Series nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust, any Series thereof or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

     Section 4.7 No Appraisal Rights. Shareholders shall have no right to demand payment for their Shares or to any other rights of dissenting Shareholders in the event the Trust participates in any transaction of a type which would give rise to appraisal or dissenters' rights by a stockholder of a corporation organized under Chapter 156B of the General Laws of The Commonwealth of Massachusetts.

                                   ARTICLE V

                       SHAREHOLDERS' POWERS AND MEETINGS

     Section 5.1 Voting Powers.  The Shareholders shall have power to vote only
(i) for the election or removal of Trustees as provided in Section 3.1, (ii) with respect to any contract with a Contracting Party as provided in Section 3.4 as to which Shareholder approval is required by the 1940 Act, (iii) with respect to any termination or reorganization of the Trust or any Series to the extent and as provided in Sections 7.1 and 7.2, (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in Section 7.3, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust, or any Series or Class thereof or the Shareholders (provided, however, that a Shareholder of a particular Series or Class thereof shall not be entitled to a derivative or class action on behalf of any other Series or Class (or Shareholder of any other Series or Class) of the Trust) and (vi) with respect to such additional matters relating to the Trust or any Series as may be required by the 1940 Act, this Declaration of Trust, the By-Laws, a Service Plan, a Rule 12b-1 Plan or any registration statement of the Trust filed with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. There shall be no cumulative voting in the election of any Trustee or Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders.

     Section 5.2 Meetings. No annual or regular meeting of Shareholders is required. Special meetings of the Shareholders (including meetings involving only the holders of Shares of one or more but less than all Series or Classes thereof) may be called by the Trustees from time to time to be held at such place within or without The Commonwealth of Massachusetts, and on such date, as may be designated in the call thereof for the purpose of taking action upon any matter permitting or requiring the vote or authority of the Shareholders as provided in Section 5.1. Written notice of any such meeting shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder entitled to vote at such meeting at the Shareholder's address as it appears on the records of the Trust. If the Trustees shall fail to call or give notice of any meeting of Shareholders (including a meeting involving only the holders of Shares of one or more but less than all Series or Classes thereof) for a period of 75 days after written request by Shareholders holding at least a majority of the Shares then outstanding of any Series or Class entitled to vote upon any matter requiring action by the Shareholders as provided herein that a meeting be called to consider such matter, then Shareholders holding at least a majority of the Shares then outstanding of such Series or Class may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees.

     Section 5.3 Record Dates for Meetings (and other Purposes). For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a date and time not more than 60 days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or (subject to any provisions permissible under subsection (c) of Section 4.2 with respect to dividends or distributions on Shares that have not been ordered and/or paid for by the time or times established by the Trustees under the applicable dividend or distribution program or procedure then in effect) to be treated as a Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

     Section 5.4 Quorum and Required Vote. A majority of the Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, but any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. A majority of the Shares voted, at a meeting at which a quorum is present, shall decide any questions and a plurality shall elect a Trustee, except when a different vote is required or permitted by any provision of the 1940 Act or other applicable law or by this Declaration of Trust or the By-Laws.

     Section 5.5 Action by Written Consent. Subject to the provisions of the 1940 Act and other applicable law, any action taken by Shareholders may be taken without a meeting if the holders of a majority of Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by the 1940 Act or by any express provision of this Declaration of Trust or the By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

     Section 5.6 Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted stockholders of a Massachusetts business corporation.

     Section 5.7 Additional Provisions. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters not inconsistent with the provisions hereof.

     Section 5.8 Shareholder Communications. Whenever ten or more Shareholders of record who have been such for at least six months preceding the date of application, and who hold in the aggregate either Shares having a net asset value of at least $25,000 or at least 1% of the outstanding Shares, whichever is less, shall apply to the Trustees in writing, stating that they wish to communicate with other Shareholders with a view to obtaining signatures to a request for a Shareholder meeting and accompanied by a form of communication and request which they wish to transmit, the Trustees shall within five business days after receipt of such application either (1) afford to such applicants access to a list of the names and addresses of all Shareholders as recorded on the books of the Trust or Series as applicable or (2) inform such applicants as to the approximate number of Shareholders of record, and the approximate cost of mailing to them the proposed communication and form of request.

     If the Trustees elect to follow the course specified in clause (2) above, the Trustees, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all Shareholders of record at their addresses as recorded on the books, unless within five business days after such tender the Trustees shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement signed by at least a majority of the Trustees to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion. The Trustees shall thereafter comply with any order entered by the Commission and the requirements of the 1940 Act and the Securities Exchange Act of 1934.

                                   ARTICLE VI

                    LIMITATION OF LIABILITY; INDEMNIFICATION

     Section 6.1 Trustees, Shareholders, etc. Not Personally Liable; Notice.
All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets belonging to the Series with which such person dealt for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, nor the assets belonging to any other Series shall be personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust, any Series or the Trustees or any of them in connection with the Trust or any Series shall be conclusively deemed to have been executed or done only by or for the Trust or such Series or the Trustees and not personally. Nothing in this Declaration of Trust shall protect any Trustee or officer against any liability to the Trust or the Shareholders to which such Trustee or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or of such officer.

     Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and shall recite to the effect that the same was executed or made by or on behalf of the Trust or by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, or the Series in question, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually.

     Section 6.2 Trustee's Good Faith Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his own wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, (a) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, Shareholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; (b) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (c) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountants, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a Contracting Party appointed by the Trustees pursuant to Section 3.4. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties.

     Section 6.3 Indemnification of Shareholders. In case any Shareholder or former Shareholder of any Series or Class thereof shall be charged or held to be personally liable for any obligation or liability of the Trust solely by reason of being or having been a Shareholder and not because of such Shareholder's acts or omissions or for some other reason, the Trust (upon proper and timely request by the Shareholder) shall assume the defense against such charge and satisfy any judgment thereon, and the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the Series of which such Shareholder is a holder to be held harmless from and indemnified against all loss and expense arising from such liability.

     Section 6.4 Indemnification of Trustees, Officers, etc. The Trust shall indemnify (from the assets belonging to the Series in question) each of its Trustees and officers and persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise, (hereinafter referred to as a "Covered Person") against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, director or trustee, except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office (such wilful misfeasance, bad faith, gross negligence or reckless disregard being referred to herein as "Disabling Conduct"). Expenses, including accountants' and counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of (a) an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this
Article VI and either (b) such Covered Person provides security for such undertaking, (c) the Trust is insured against losses arising by reason of such payment, or (d) a majority of a quorum of disinterested, non-party Trustees, or independent legal counsel in a written opinion, determines, based on a review of readily available facts, that there is reason to believe that such Covered Person ultimately will be found entitled to indemnification.

     Section 6.5 Indemnification Determinations. Indemnification of the Covered Person pursuant to Section 6.4 shall be made if (a) the court or body before whom the proceeding is brought determines, in a final decision on the merits, that such Covered Person was not liable by a reason of Disabling Conduct, or (b) in the absence of such a determination, a majority of a quorum of disinterested, non-party Trustees or independent legal counsel in a written opinion make a reasonable determination, based upon a review of the facts, that such Covered Person was not liable by reason of Disabling Conduct.

     Section 6.6 Indemnification Not Exclusive, etc. The right of indemnification provided by this Article VI shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article VI, "Covered Person" shall include such person's heirs, executors and administrators, and a "disinterested, non-party Trustee" is a Trustee who is neither an interested person of the Trust (as defined in the 1940 Act) nor a party to the proceeding in question. Nothing contained in this Article VI shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

     Section 6.7 Liability of Third Person Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.


                                  ARTICLE VII

                                 MISCELLANEOUS

     Section 7.1 Duration and Termination of Trust. Unless terminated as provided herein, the Trust shall continue without limitation of time and, without limiting the generality of the foregoing, no change, alteration or modification with respect to any Series or Class thereof shall operate to terminate the Trust.

     A Class of any Series of the Trust may be liquidated and/or terminated by means of an instrument in writing signed by a majority of the Trustees and notice to the Shareholders of such Class stating that a majority of the Trustees has determined that the continuation of the Class is not in the best interests of the Trust, the Series or such Class or their respective Shareholders. The Trust or any Series may be liquidated and/or terminated by (i) the affirmative vote of the holders of not less than a majority of the Shares outstanding and entitled to vote at any meeting of Shareholders of the Trust or the appropriate Series, (ii) by an instrument or instruments in writing without a meeting, consented to by the holders of a majority of the Shares of the Trust or a Series or (iii) notice to Shareholders by means of an instrument in writing signed by a majority of the Trustees stating that a majority of the Trustees has determined that the continuation of the Trust or a Series is not in the best interest of such Series, the Trust or their respective Shareholders as a result of such factors or events adversely affecting the ability of such Series or the Trust to conduct its business and operations in an economically viable manner. Such factors and events may include the inability of a Series or the Trust to maintain its assets at an appropriate size, changes in laws or regulations governing the Series or the Trust or affecting assets of the type in which such Series or the Trust invests or economic developments or trends having a significant adverse impact on the business or operations of such Series or the Trust.

     Upon termination, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash, securities or other property, or any combination thereof, and distribute the proceeds to the Shareholders, in conformity with the provisions of subsection (d) of Section 4.2.

     Section 7.2 Reorganization. The Trustees may sell, convey and transfer the assets of the Trust, or the assets belonging to any one or more Series, to another trust, partnership association or corporation organized under the laws of any state of the United States, or to the Trust to be held as assets belonging to another Series of the Trust, in exchange for cash, shares or other securities (including, in the case of a transfer to another Series of the Trust, Shares of such other Series) with such transfer being made subject to, or with the assumption by the transferee of, the liabilities belonging to each Series the assets of which are so transferred; provided, however, that no assets belonging to any particular Series shall be so transferred unless the terms of such transfer shall have first been approved at a meeting called for the purpose by the affirmative vote of the holders of a majority of the outstanding voting securities, as defined in the 1940 Act, (Shares) of that Series. Following such transfer, the Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities belonging to and any other differences among the various Series the assets belonging to which have so been transferred) and if all of the assets of the Trust have been so transferred, the Trust shall be terminated.

     Section 7.3 Amendments. All rights granted to the Shareholders under this Declaration of Trust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or repeal the prohibition of assessment upon the Shareholders without the express consent of each Shareholder or Trustee involved. Subject to the foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Shareholders) may be amended at any time by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees), when authorized so to do by the vote in accordance with subsection (e) of Section 4.2 of Shareholders holding a majority of the Shares entitled to vote, except that amendments (a) establishing and designating any new Series or Classes thereof of Shares not established and designated in Section 4.2, (b) terminating and/or liquidating the Trust, a Series or Classes thereof to the extent provided by Section 7.1,
(c) having the purpose of changing the name of the Trust or the name of any Series or Classes theretofore established and designated, (d) supplying any omission, curing any ambiguity or curing, correcting or supplementing any provision hereof which is internally inconsistent with any other provision hereof or which is defective or inconsistent with the 1940 Act or with the requirements of the Internal Revenue Code and applicable regulations for the Trust's obtaining the most favorable treatment thereunder available to regulated investment companies or (e) making any other changes necessary or desirable which do not adversely affect the rights of Shareholders, shall not require authorization by Shareholder vote. Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and of a certificate (which may be a part of such instrument) executed by a Trustee or officer of the Trust to the effect that such amendment has been duly adopted.

     Section 7.4 Filing of Copies; References; Headings. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of The Commonwealth of Massachusetts and with the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required, but the failure to make any such filing shall not impair the effectiveness of this instrument or any such amendment. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made, as to the identities of the Trustees and officers, and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. The masculine gender shall include the feminine and neuter genders. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

     Section 7.5 Applicable Law. This Declaration of Trust is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type referred to in Section 1 of Chapter 182 of the Massachusetts General Laws and of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

     IN WITNESS WHEREOF, the undersigned has hereunto set hand and seal in the State of Illinois, County of Cook as of the day and year first above written.

                             Nancy L. Mucker
                          -------------------------------------------
                          Nancy L. Mucker, Vice President

     Then personally appeared the above-named Nancy L. Mucker who
                                              ---------------
acknowledged the foregoing Amended and Restated Agreement and Declaration of Trust of Goldman Sachs Trust and the execution thereof to be a free act and
deed, before me, this      day of        , 1991.

                             Nancy James
                          --------------------------------------------
                          Notary Public

                          My commission expires:       11-21-92
                                                ----------------------